UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, the Compensation Committee of the Board of Directors of Trinseo PLC (the “Company”) approved the grant of special one-time cash retention awards to certain employees, including David Stasse, the Company’s Chief Financial Officer, and Angelo Chaclas, the Company’s Chief Legal Officer (the “Executives”). The special one-time cash retention awards consist of a time-vested cash award of $2 million to Mr. Stasse and $1 million to Mr. Chaclas, which awards are payable in two equal annual installments subject to each Executive’s continued employment. The retention awards are intended to serve as a strong incentive to retain certain key members of management during a period of extreme volatility in the chemicals industry. In the event the Executive is terminated without cause, due to death or disability, or following change in control, the retention awards will be paid in full or in part depending on the reason for termination. If the Executive’s employment is terminated for any other reason the Executive will forfeit the right to receive any unpaid portion of the retention award but will not be obligated to repay any portion of the award previously paid.

The preceding summary of the terms of the retention awards is qualified in its entirety by reference to the agreement governing the retention awards,. The above description of the agreement governing the retention awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the retention agreement, the form of will is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01Exhibits.

10.1	Form of Retention Award Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo Chaclas
	Name:	Angelo Chaclas
	Title:	Senior Vice President and Chief Legal Officer

Date: February 27, 2024